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                                  EXHIBIT 23.3

                                   CONSENT OF
                               PAUL D. FINKELSTEIN


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To:  The Board of Directors
     Eagle Supply Group, Inc.

I hereby consent to serve as a director of Eagle Supply Group, Inc. (the "Company") after the effective date of the Company's Registration Statement on Form S-1 (File No. 333-9951) and to the use of my name in such Registration Statement.


Dated: October 15, 1996

                                                   S/ Paul D. Finkelstein
                                                   ----------------------
                                                   Paul D. Finkelstein